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                                                              EXHIBIT 23.1(a)

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60093, 33-60091, 33-59091, 33-58148 and
33-58146) and in the Prospectus constituting part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-41415) of The Warnaco Group, Inc. of our report dated February 20, 1998 appearing on page F-1 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
New York, New York
April 3, 1998




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